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                                                                       EXHIBIT 5

                                       November 7, 1994



Canandaigua Wine Company, Inc.
116 Buffalo Street
Canandaigua, NY 14424

      Re:  Canandaigua Wine Company, Inc.
           Registration Statement on Form S-3, File No. 33-55997
           -----------------------------------------------------

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which (i) Canandaigua Wine Company, Inc. (the "Company") intends to issue and sell in a public offering 3,000,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), plus up to an additional 590,662 shares of Class A Common Stock granted to the underwriters by the Company to cover over-allotments (collectively, the "Primary Shares") and (ii) certain stockholders of the Company intend to sell in such offering 937,744 shares of Class A Common Stock consisting of 505,677 shares of Class A Common Stock to be sold by existing stockholders (the "Existing Secondary Shares") and 432,067 shares of Class A Common Stock to be issued upon exercise of stock options prior to the Closing (the "Option Secondary Shares", and together with the Existing Secondary Shares, the "Secondary Shares").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Restated Certificate of Incorporation and the By-Laws of the Company,
(ii) certain resolutions of the Board of Directors of the Company relating to the offering of the Primary Shares and the Secondary Shares, (iii) the Registration Statement, and (iv) such other documents as we have deemed necessary or appropriate as bases for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Primary Shares have been duly and validly authorized and, when issued and sold pursuant to the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable, (ii) the Existing Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable, and (iii) the Option Secondary Shares have been duly authorized and when, (A) the options to purchase the Option Secondary Shares have been exercised and (B) payment in full of the exercise price for such options has been received, the Option Secondary Shares will be validly issued, fully paid and non-assessable.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ McDermott, Will & Emery